PROVIDENT AMERICAN CORPORATION                                       EXHIBIT 11
COMPUTATION OF EARNINGS (LOSS) PER SHARE



(In thousands except per share data)                                            Three Months Ended September 30
                                                                                  1999                    1998
                                                                                ---------------------------------

Primary Earnings (Loss) Per Share

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                                   ($23,096)                ($3,366)
                                                                                 -------               ---------

WEIGHTED AVERAGE SHARES:
   Common stock                                                                   12,462                  10,169
   Common stock equivalents applicable to stock options and warrants

      Total                                                                       12,462                  10,169
                                                                                 -------               ---------
PRIMARY EARNINGS (LOSS) PER SHARE:                                                 (1.85)              $   (0.33)
                                                                                 -------               ---------




Fully Diluted Earnings (Loss) Per Share

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                                    (23,096)              $  (3,366)
                                                                                 -------               ---------
WEIGHTED AVERAGE SHARES:
   Common stock                                                                   12,462                  10,169
   Common stock equivalents applicable to stock options and warrants                   *

      Total                                                                       12,462                  10,169
                                                                                 -------               ---------
FULLY DILUTED EARNINGS (LOSS) PER SHARE:                                           (1.85)              $   (0.33)
                                                                                 -------               ---------

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

(In thousands except per share data)                                            Nine Months Ended September 30,
                                                                                    1999               1998
                                                                                -------------------------------

Primary Earnings (Loss) Per Share

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                                    $(36,536)          $ (3,112)
                                                                                 --------           --------

WEIGHTED AVERAGE SHARES:
   Common stock                                                                    12,021             10,131
   Common stock equivalents applicable to stock options and warrants                    *                  *

      Total                                                                        12,021             10,131
                                                                                 --------           --------
PRIMARY EARNINGS (LOSS) PER SHARE:                                               $  (3.04)          $  (0.31)
                                                                                 --------           --------



Fully Diluted Earnings (Loss) Per Share

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                                    $(36,536)          $ (3,112)
                                                                                 --------           --------
WEIGHTED AVERAGE SHARES:
   Common stock                                                                    12,021             10,131
   Common stock equivalents applicable to stock options and warrants                    *                  *

      Total                                                                        12,021             10,131
                                                                                 --------           --------
FULLY DILUTED EARNINGS (LOSS) PER SHARE:                                         $  (3.04)          $  (0.31)
                                                                                 --------           --------

 * Anti-dilutive;  therefore effects have been excluded.